NEWS RELEASE

ASTEC REPORTS FOURTH QUARTER AND FULL YEAR 2025 RESULTS

Fourth Quarter 2025 Overview (all comparisons are made to the corresponding prior year fourth quarter unless otherwise specified):

•Record net sales of $400.6 million
•Net income of $12.0 million; Adjusted net income of $24.6 million
•EBITDA of $34.3 million; Adjusted EBITDA of $44.7 million
•Diluted EPS of $0.52; Adjusted EPS of $1.06
•Operating cash flow of $61.4 million; Free cash flow of $20.7 million for full year 2025
•Backlog of $514.1 million grew 22.5%

CHATTANOOGA, Tenn. (February 25, 2026) – Astec Industries, Inc. (Nasdaq: ASTE) announced today its financial results for the fourth quarter and full year ended December 31, 2025.

"We are pleased to report strong fourth quarter and full year results evidencing our focus on consistency, profitability and growth" said Jaco van der Merwe, Chief Executive Officer. "We are optimistic about 2026 due to progress on our internal initiatives, positive customer sentiment and stability provided by federal infrastructure funding. Profitability and positive operating cash flow afford us the opportunity to fund organic and inorganic growth while remaining within our target leverage range of 1.5x to 2.5x."

Brian Harris, Chief Financial Officer, commented, "Full year net income of $38.8 million compared favorably to net income of $4.3 million the prior year. Full year adjusted EBITDA of $140.7 million increased 25.8% and was at the top end of our guidance range. Based on expected organic and inorganic contributions, we expect our full year 2026 adjusted EBITDA to be in the $170 million to $190 million range."

(in millions, except per share and percentage data)	4Q 2025	4Q 2024	Change		YTD 4Q 2025	YTD 4Q 2024	Change
Net sales	$400.6	$359.0	11.6%		$1,410.4	$1,305.1	8.1%
Infrastructure Solutions	223.6	248.8	(10.1)%		857.4	837.4	2.4%
Material Solutions	177.0	110.2	60.6%		553.0	467.7	18.2%
Backlog	514.1	419.6	22.5%		514.1	419.6	22.5%
Infrastructure Solutions	294.2	305.5	(3.7)%		294.2	305.5	(3.7)%
Material Solutions	219.9	114.1	92.7%		219.9	114.1	92.7%
Income from operations	22.9	34.8	(34.2)%		65.9	23.2	184.1%
Operating margin	5.7%	9.7%	(400)	bps	4.7%	1.8%	290	bps
Effective tax rate	25.2%	33.1%	(790)	bps	26.9%	70.5%	(4,360)	bps
Net income attributable to controlling interest	12.0	21.1	(43.1)%		38.8	4.3	802.3%
Diluted EPS	0.52	0.92	(43.5)%		1.68	0.19	784.2%
EBITDA (a non-GAAP measure)	34.3	40.0	(14.3)%		104.6	49.6	110.9%
EBITDA margin (a non-GAAP measure)	8.6%	11.1%	(250)	bps	7.4%	3.8%	360	bps

Adjusted (Non-GAAP)
Adjusted income from operations	39.3	43.7	(10.1)%		115.6	90.3	28.0%
Adjusted operating margin	9.8%	12.2%	(240)	bps	8.2%	6.9%	130	bps
Adjusted effective tax rate	24.1%	31.0%	(690)	bps	25.1%	27.2%	(210)	bps
Adjusted net income attributable to controlling interest	24.6	27.9	(11.8)%		77.0	59.2	30.1%
Adjusted EPS	1.06	1.22	(13.1)%		3.33	2.59	28.6%
Adjusted EBITDA	44.7	47.9	(6.7)%		140.7	111.8	25.8%
Adjusted EBITDA margin	11.2%	13.3%	(210)	bps	10.0%	8.6%	140	bps

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Segments Results

Our two reportable segments are comprised of sites based upon the nature of the products or services produced, the type of customer for the products, the similarity of economic characteristics, the manner in which management reviews results and the nature of the production process, among other considerations.

Infrastructure Solutions - Design, engineer, manufacture and market a complete line of asphalt plants, concrete plants and their related components and ancillary equipment, including industrial automation controls and telematics platforms, as well as supply asphalt road construction equipment, industrial thermal systems, land clearing, recycling and other heavy equipment, along with aftermarket parts.
•Net sales of $223.6 million decreased 10.1% compared to a strong quarter the prior year. Demand for asphalt plants and concrete plants, partially offset a challenging environment for mobile paving and forestry equipment. Implied orders grew on a sequential and year-over-year basis by 31.4% and 27.1%, respectively.
•Segment Operating Adjusted EBITDA of $35.3 million decreased 33.5% and Segment Operating Adjusted EBITDA margin of 15.8% decreased 550 basis points compared to a strong fourth quarter the prior year. Mobile paving and forestry products continued to face challenging market conditions. Their respective backlogs increased but remain on the lower end of historical ranges.

Materials Solutions - Design and manufacture hard and soft rock processing equipment, in addition to servicing and supplying parts for the aggregate, civil construction, energy, mining, hydro-electric, recycling, ports and bulk material handling markets.
•Net sales of $177.0 million increased by 60.6% based on inorganic and organic growth. Acquired business performed in line with our expectations. Implied orders declined by 6.8% on a sequential basis and grew 107.0% due to organic and inorganic contributions.
•Segment Operating Adjusted EBITDA of $20.8 million increased 188.9% and Segment Operating Adjusted EBITDA margin of 11.8% increased 530 basis points due to increased organic profitability and inorganic contributions.

Liquidity and Cash Flow
•Our total liquidity was $314.7 million, consisting of $70.0 million of cash and cash equivalents available for operating purposes and $244.7 million available for additional borrowings under our revolving credit facility.
•Operating Cash Flow in the quarter was $36.1 million and Free Cash Flow in the quarter was $7.4 million.

Fourth Quarter Capital Allocation
•Capital expenditures of $28.7 million.
•Dividend payment of $0.13 per share.

Investor Conference Call and Webcast

Astec will conduct a conference call and live webcast today, February 25, 2026, at 8:30 A.M. Eastern Time, to review its fourth quarter and full year 2025 financial results.

To access the call, dial (800) 715-9871 on Wednesday, February 25, 2026, at least 10 minutes prior to the scheduled time for the call. International callers should dial +1 (646) 307-1963.

You may also access a live webcast of the call at: https://events.q4inc.com/attendee/944430465

You will need to give your name and company affiliation and reference Astec. An archived webcast will be available for ninety days at www.astecindustries.com.

A replay of the call can be accessed until March 11, 2026, by dialing (800) 770-2030, or +1(609) 800-9909 for international callers, Conference ID# 3662801. A transcript of the conference call will be made available under the Investor Relations section of the Astec Industries, Inc. website within 5 business days after the call.

About Astec

Astec, (www.astecindustries.com), is a manufacturer of specialized equipment for asphalt road building, aggregate processing and concrete production. Astec's manufacturing operations are divided into two primary business segments: Infrastructure Solutions that includes road building, asphalt and concrete plants, thermal and storage solutions; and Materials Solutions that include our aggregate processing equipment. Astec also operates a line of controls and automation products designed to deliver enhanced productivity through improved equipment performance.

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Safe Harbor Statements under the Private Securities Litigation Reform Act of 1995

This News Release contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, income, earnings, cash flows, changes in operations, operating improvements, businesses in which we operate, the United States and global economies and guidance for fiscal 2026. Statements in this News Release that are not historical are hereby identified as "forward-looking statements" and may be indicated by words or phrases such as "anticipates," "supports," "plans," "projects," "expects," "believes," "should," "would," "could," "forecast," "management is of the opinion," use of the future tense and similar words or phrases. These forward-looking statements are based largely on management's expectations, which are subject to a number of known and unknown risks, uncertainties and other factors discussed and described in our most recent Annual Report on Form 10-K, including those risks described in Part I, Item 1A. Risk Factors thereof, and in other reports filed subsequently by us with the Securities and Exchange Commission, including those risks described in Part II, Item 1A in our most recent Quarterly Report on Form 10-Q, which may cause actual results, financial or otherwise, to be materially different from those anticipated, expressed or implied by the forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements to reflect future events or circumstances, except as required by law.

Non-GAAP Measures

In an effort to provide investors with additional information regarding the Company's results, the Company refers to various GAAP (U.S. generally accepted accounting principles) and non-GAAP financial measures which management believes provide useful information to investors. These non-GAAP measures have no standardized meaning prescribed by U.S. GAAP and therefore are unlikely to be comparable to the calculation of similar measures for other companies. Management of the Company does not intend these items to be considered in isolation or as a substitute for the related GAAP measures. Nonetheless, this non-GAAP information can be useful in understanding the Company's operating results and the performance of its core business. Management of the Company uses both GAAP and non-GAAP financial measures to establish internal budgets and targets to evaluate the Company's financial performance against such budgets and targets. A reconciliation of these non-GAAP measures to the most directly comparable GAAP measure is included in the tables.

When we provide guidance for adjusted EBITDA we do not provide a reconciliation of the U.S. GAAP measures as we are unable to predict with a reasonable degree of certainty the actual impact of the non-GAAP adjustment items. By their very nature, non-GAAP adjusted items are difficult to anticipate with precision because they are generally associated with unexpected and unplanned events that impact our Company and its financial results. Therefore, we are unable to provide a reconciliation of these measures without unreasonable efforts.

For Additional Information Contact:
Steve Anderson
Senior Vice President of Administration and Investor Relations
Phone: (423) 899-5898
E-mail: sanderson@astecindustries.com
1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Astec Industries Inc.
Condensed Consolidated Statements of Operations
(In millions, except shares in thousands and per share amounts; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net sales	$400.6	$359.0	$1,410.4	$1,305.1
Cost of sales	291.3	256.1	1,036.2	977.2
Gross profit	109.3	102.9	374.2	327.9

Operating expenses:
Selling, general and administrative expenses	86.5	68.0	308.7	276.1
Goodwill impairment	—	—	—	20.2
Restructuring and other asset (gains) losses, net	(0.1)	0.1	(0.4)	8.4
Total operating expenses	86.4	68.1	308.3	304.7
Income from operations	22.9	34.8	65.9	23.2

Other expenses, net:
Interest expense	(7.1)	(2.3)	(18.5)	(10.7)
Other income (expenses), net	0.1	(1.1)	5.7	1.4
Income before income taxes	15.9	31.4	53.1	13.9
Income tax provision	4.0	10.4	14.3	9.8
Net income	11.9	21.0	38.8	4.1
Net loss (income) attributable to noncontrolling interest	0.1	0.1	—	0.2
Net income attributable to controlling interest	$12.0	$21.1	$38.8	$4.3

Earnings per common share
Basic	$0.52	$0.92	$1.70	$0.19
Diluted	0.52	0.92	1.68	0.19

Weighted average shares outstanding
Basic	22,893	22,821	22,874	22,799
Diluted	23,200	22,906	23,101	22,853

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Astec Industries Inc.
Reportable Segment Net Sales and Operating Adjusted EBITDA
(In millions, except percentage data; unaudited)

Reportable segment net sales exclude intersegment sales.

	Three Months Ended December 31,
	2025	2024	$ Change		% Change
Revenues from external customers
Infrastructure Solutions	$223.6	$248.8	$(25.2)		(10.1)%
Materials Solutions	177.0	110.2	66.8		60.6%
Net sales	$400.6	$359.0	$41.6		11.6%

Segment Operating Adjusted EBITDA
Infrastructure Solutions	$35.3	$53.1	$(17.8)		(33.5)%
Materials Solutions	20.8	7.2	13.6		188.9%
Segment Operating Adjusted EBITDA - Reportable Segments	56.1	60.3
Reconciliation of Segment Operating Adjusted EBITDA to "Income before income taxes"
Corporate and Other	(11.4)	(12.4)
Transformation program	(4.1)	(7.0)
Restructuring and other related charges	—	(0.1)
Gain on sale of property and equipment, net	0.1	—
Acquisition and integration costs	(6.4)	(0.8)
Interest expense, net	(6.7)	(1.8)
Depreciation and amortization	(11.6)	(6.7)
Net loss attributable to noncontrolling interest	(0.1)	(0.1)
Income before income taxes	$15.9	$31.4

Segment Operating Adjusted EBITDA Margin	2025	2024	Change
Infrastructure Solutions	15.8%	21.3%	(550)	bps
Materials Solutions	11.8%	6.5%	530	bps

(Continued)

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Astec Industries Inc.
Reportable Segment Net Sales and Operating Adjusted EBITDA (Continued)
(In millions, except percentage data; unaudited)

	Year Ended December 31,
	2025	2024	$ Change		% Change
Revenues from external customers
Infrastructure Solutions	$857.4	$837.4	$20.0		2.4%
Materials Solutions	553.0	467.7	85.3		18.2%
Net sales	$1,410.4	$1,305.1	$105.3		8.1%

Segment Operating Adjusted EBITDA
Infrastructure Solutions	$134.3	$121.5	$12.8		10.5%
Materials Solutions	55.6	37.2	18.4		49.5%
Segment Operating Adjusted EBITDA - Reportable Segments	189.9	158.7
Reconciliation of Segment Operating Adjusted EBITDA to "Income before income taxes"
Corporate and Other	(49.2)	(46.9)
Transformation program	(19.6)	(32.8)
Restructuring and other related charges	0.2	(9.5)
Goodwill impairment	—	(20.2)
Gain on sale of property and equipment, net	0.2	1.1
Acquisition and integration costs	(16.9)	(0.8)
Interest expense, net	(15.2)	(8.7)
Depreciation and amortization	(36.3)	(26.8)
Net loss attributable to noncontrolling interest	—	(0.2)
Income before income taxes	$53.1	$13.9

Segment Operating Adjusted EBITDA Margin	2025	2024	Change
Infrastructure Solutions	15.7%	14.5%	120	bps
Materials Solutions	10.1%	8.0%	210	bps
1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Astec Industries Inc.
Condensed Consolidated Balance Sheets
(In millions; unaudited)

	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash, cash equivalents and restricted cash	$72.0	$90.8
Investments	2.1	3.0
Trade receivables, contract assets and other receivables, net	218.7	167.2
Inventories, net	466.0	422.7
Other current assets, net	57.8	39.1
Total current assets	816.6	722.8
Property, plant and equipment, net	222.3	181.9
Other long-term assets	328.3	138.9
Total assets	$1,367.2	$1,043.6

Liabilities
Current liabilities:
Accounts payable	$93.5	$79.2
Customer deposits	83.7	77.3
Other current liabilities	150.8	115.2
Total current liabilities	328.0	271.7
Long-term debt	319.6	105.0
Other long-term liabilities	38.0	29.3
Total equity	681.6	637.6
Total liabilities and equity	$1,367.2	$1,043.6

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Astec Industries Inc.
Condensed Consolidated Statements of Cash Flows
(In millions; unaudited)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities:
Net income	$38.8	$4.1
Adjustments to reconcile net income to net cash provided by operating activities	78.3	63.5
Distributions to deferred compensation programs' participants	(1.1)	(1.1)
Change in operating assets and liabilities	(54.6)	(43.5)
Net cash provided by operating activities	61.4	23.0
Cash flows from investing activities:
Acquisitions, net of cash acquired	(248.7)	—
Expenditures for property and equipment	(40.7)	(20.5)
Proceeds from sale of property and equipment	0.8	2.3
Proceeds from insurance	0.7	0.4
Purchase of investments	(0.9)	(1.1)
Sale of investments	1.0	0.9
Net cash used in investing activities	(287.8)	(18.0)
Cash flows from financing activities:
Payment of dividends	(11.9)	(11.9)
Proceeds from borrowings on credit facilities and bank loans	459.1	215.6
Repayments of borrowings on credit facilities and bank loans	(230.1)	(179.2)
Payment of debt issuance costs	(10.4)	—
Sale of Company stock by deferred compensation programs, net	0.1	0.4
Withholding tax paid upon vesting of share-based compensation awards	(0.7)	(0.5)
Net cash provided by financing activities	206.1	24.4
Effect of exchange rates on cash	1.5	(1.8)
(Decrease) increase in cash, cash equivalents and restricted cash	(18.8)	27.6
Cash, cash equivalents and restricted cash, beginning of period	90.8	63.2
Cash, cash equivalents and restricted cash, end of period	$72.0	$90.8

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
We present certain non-GAAP information that can be useful in understanding our operating results and the performance of our core business. We use both GAAP and non-GAAP financial measures to establish internal budgets and targets and to evaluate financial performance against such budgets and targets.

Beginning with the announcement of results for the third quarter of 2025, we have excluded amortization of acquired intangibles from the presentation of Adjusted income from operations, Adjusted net income attributable to controlling interest and Adjusted EPS. We have adopted this change to remove the effect of non-cash charges that are not affected by operations in any particular period unless an intangible asset becomes impaired, or the useful life of an intangible asset is revised. Prior periods have been updated to reflect this change.

We exclude the costs and related tax effects, which are based on the statutory tax rate applicable to each respective item unless otherwise noted below, of the following items as we do not believe they are indicative of our core business operations:

•Transformation program - Incremental costs related to the execution of our ongoing strategic transformation initiatives which may include personnel costs, third-party consultant costs, duplicative systems usage fees, administrative costs, accelerated depreciation and amortization on certain long-lived assets and other similar type charges. Transformation program initiatives include our multi-year phased implementation of a standardized enterprise resource planning system. These costs are included in "Cost of sales" and "Selling, general and administrative expenses", as appropriate, in the Consolidated Statements of Operations.

•Restructuring and other related charges - Charges related to restructuring activities, to the extent that they are experienced, may include personnel termination actions and reorganization efforts to simplify and consolidate our operations. These costs are recorded in "Restructuring, impairment and other asset (gains) charges, net" in the Consolidated Statements of Operations.

•Goodwill impairment - Goodwill impairment charges, to the extent that they are experienced, are recorded in "Goodwill impairment" in the Consolidated Statements of Operations.

•Asset impairment - Asset impairment charges, to the extent that they are experienced, are recorded in "Restructuring, impairment and other asset (gains) charges, net" in the Consolidated Statements of Operations.

•Gain on sale of property and equipment, net - Gains or losses recognized on the disposal of property and equipment that are recorded in "Restructuring, impairment and other asset (gains) charges, net" in the Consolidated Statements of Operations. We may sell or dispose of assets in the normal course of our business operations as they are no longer needed or used.

•Amortization of acquired intangible assets - Non-cash charges related to the amortization of acquired intangible assets. These costs are typically included in "Selling, general and administrative expenses" in the Consolidated Statements of Operations.

•Acquisition and integration costs - Costs associated with the pursuit of acquisition opportunities or the effected acquisition and integration of acquired businesses. These costs are typically included in "Cost of sales" and "Selling, general and administrative expenses" in the Consolidated Statements of Operations.

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Astec Industries Inc.
GAAP vs Non-GAAP Adjusted Income from Operations Reconciliations
(In millions, except percentage data; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net sales	$400.6	$359.0	$1,410.4	$1,305.1

Income from operations	$22.9	$34.8	$65.9	$23.2
Adjustments:
Transformation program	4.1	7.1	19.7	33.5
Restructuring and other related charges	—	0.1	(0.2)	9.5
Goodwill impairment	—	—	—	20.2
Gain on sale of property and equipment, net	(0.1)	—	(0.2)	(1.1)
Amortization of acquired intangible assets	6.0	0.9	13.5	4.2
Acquisition and integration costs	6.4	0.8	16.9	0.8
Adjusted income from operations	$39.3	$43.7	$115.6	$90.3
Adjusted operating margin	9.8%	12.2%	8.2%	6.9%

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Astec Industries Inc.
GAAP vs Non-GAAP Adjusted EPS Reconciliations
(In millions, except per share amounts; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net income attributable to controlling interest	$12.0	$21.1	$38.8	$4.3
Adjustments:
Transformation program	4.1	7.1	19.7	33.5
Restructuring and other related charges	—	0.1	(0.2)	9.5
Goodwill impairment	—	—	—	20.2
Gain on sale of property and equipment, net	(0.1)	—	(0.2)	(1.1)
Amortization of acquired intangible assets	6.0	0.9	13.5	4.2
Acquisition and integration costs	6.4	0.8	16.9	0.8
Income tax impact of adjustments	(3.8)	(2.1)	(11.5)	(12.2)
Adjusted net income attributable to controlling interest	$24.6	$27.9	$77.0	$59.2

Diluted EPS	$0.52	$0.92	$1.68	$0.19
Adjustments:
Transformation program (a)	0.17	0.32	0.86	1.46
Restructuring and other related charges	—	—	(0.01)	0.42
Goodwill impairment	—	—	—	0.88
Gain on sale of property and equipment, net	—	—	(0.01)	(0.05)
Amortization of acquired intangible assets	0.26	0.04	0.58	0.18
Acquisition and integration costs (a)	0.27	0.03	0.73	0.04
Income tax impact of adjustments	(0.16)	(0.09)	(0.50)	(0.53)
Adjusted EPS	$1.06	$1.22	$3.33	$2.59

(a) Calculation includes the impact of a rounding adjustment

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Astec Industries Inc.
EBITDA and Adjusted EBITDA Reconciliations
(In millions, except percentage data; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net sales	$400.6	$359.0	$1,410.4	$1,305.1

Net income attributable to controlling interest	$12.0	$21.1	$38.8	$4.3
Interest expense, net	6.7	1.8	15.2	8.7
Depreciation and amortization	11.6	6.7	36.3	26.8
Income tax provision	4.0	10.4	14.3	9.8
EBITDA	34.3	40.0	104.6	49.6
EBITDA margin	8.6%	11.1%	7.4%	3.8%

Adjustments:
Transformation program	4.1	7.0	19.6	32.8
Restructuring and other related charges	—	0.1	(0.2)	9.5
Goodwill impairment	—	—	—	20.2
Gain on sale of property and equipment, net	(0.1)	—	(0.2)	(1.1)
Acquisition and integration costs	6.4	0.8	16.9	0.8
Adjusted EBITDA	$44.7	$47.9	$140.7	$111.8
Adjusted EBITDA margin	11.2%	13.3%	10.0%	8.6%

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Astec Industries Inc.
Free Cash Flow Reconciliation
(In millions; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net cash provided by operating activities	$36.1	$36.6	$61.4	$23.0
Expenditures for property and equipment	(28.7)	(4.5)	(40.7)	(20.5)
Free cash flow	$7.4	$32.1	$20.7	$2.5
1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com